                                                                     EXHIBIT 1.1
                                PLUG POWER INC.

                               5,000,000 SHARES/1/


                                  COMMON STOCK

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                              ________ ___, 2001

J. P. MORGAN SECURITIES INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
SALOMON SMITH BARNEY INC.
FAC/EQUITIES, A DIVISION OF FIRST ALBANY CORPORATION
MCDONALD INVESTMENTS INC.
  c/o J. P. Morgan Securities Inc.
  One Bush Street
  San Francisco, CA 94104

Ladies and Gentlemen:

     Plug Power Inc., a Delaware corporation (herein called the Company), proposes to issue and sell 4,975,000 shares of its authorized but unissued Common Stock, $.01 par value (herein called the Common Stock) and the stockholder of the Company named in Schedule II hereto (herein called the Selling Securityholder) proposes to sell 25,000 shares of Common Stock of the Company (said 4,975,000 shares of Common Stock being herein called the Underwritten Stock). The Company proposes to grant to the Underwriters (as hereinafter defined) an option to purchase up to 750,000 additional shares of Common Stock (herein called the Option Stock and with the Underwritten Stock herein collectively called the Stock). The Common Stock is more fully described in the Registration Statement and the Prospectus hereinafter mentioned.

     The Company and the Selling Securityholder severally hereby confirm the agreements made with respect to the purchase of the Stock by the several underwriters, for whom you are acting, named in Schedule I hereto (herein collectively called the Underwriters, which term shall also include any underwriter purchasing Stock pursuant to Section 3(b) hereof). You represent and warrant that you have been authorized by each of the other Underwriters to enter into this Agreement on its behalf and to act for it in the manner herein provided.

1. REGISTRATION STATEMENT. The Company has filed with the Securities and Exchange Commission (herein called the Commission) a registration statement on Form S-3 (No. 333-62686), including the related Preliminary Prospectus, for the registration under the Securities Act of 1933, as amended (herein called the Securities Act) of the Stock. Copies of such registration statement and of each amendment thereto, if any, including the related Preliminary Prospectus (meeting the requirements of Rule 430A of the rules and regulations of the Commission) heretofore filed by the Company with the Commission have been delivered to you.

     The term Registration Statement as used in this Agreement shall mean such registration statement, including all documents incorporated by reference therein, all exhibits and financial statements, all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, in the form in which it became effective, and any registration statement filed pursuant to Rule 462(b) of the rules and regulations of the Commission with respect to the Stock (herein called a Rule 462(b) registration statement), and, in the event of any amendment thereto after the effective date of such registration statement (herein called the Effective Date), shall also mean (from and after the effectiveness of such amendment) such registration statement as so amended (including any Rule 462(b) registration statement). The term Prospectus as used in this Agreement shall mean the prospectus, including the documents incorporated by reference therein, relating to the Stock first filed with the Commission pursuant to Rule 424(b) and Rule 430A (or if no such filing is required, as included in the Registration Statement) and, in the event of any supplement or amendment to such prospectus after the Effective Date, shall also mean (from and after the filing with the Commission of such supplement or the effectiveness of such amendment) such prospectus as so supplemented or amended. The term Preliminary Prospectus as used in this Agreement shall mean each preliminary prospectus, including the documents incorporated by reference therein, included in such registration statement prior to the time it becomes effective.

     The Registration Statement has been declared effective under the Securities Act, and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The Company has

--------------------
/1/   Plus an option to purchase from the Company up to 750,000 additional shares to cover over-allotments.

caused to be delivered to you copies of each Preliminary Prospectus and has consented to the use of such copies for the purposes permitted by the Securities Act.

2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING
    SECURITYHOLDER.

    (a)  The Company hereby represents and warrants as follows:

            (i) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus and as being conducted, and the Company is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (herein called a Material Adverse Effect). Plug Power Holland B.V., an entity organized under the laws of the Kingdom of the Netherlands and Plug Power Holding Inc., a Delaware corporation, are the only direct or indirect subsidiaries of the Company.

            (ii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any materially adverse change in the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, other than as set forth in the Registration Statement and the Prospectus, and since such dates, except in the ordinary course of business, neither the Company nor any of its subsidiaries has entered into any material transaction not referred to in the Registration Statement and the Prospectus.

            (iii) The Registration Statement and the Prospectus conform, and on the Closing Date (as hereinafter defined) and any later date on which Option Stock is to be purchased, the Prospectus will conform, in all material respects, with the provisions of the Securities Act and the Securities Exchange Act of 1934, as amended (herein called the Exchange Act) and the rules and regulations of the Commission thereunder; on the Effective Date, the Registration Statement did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date the Prospectus did not and, on the Closing Date and any later date on which Option Stock is to be purchased, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties in this subparagraph (iii) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus which were made in reliance upon and in conformity with information herein or otherwise furnished in writing to the Company by or on behalf of the Underwriters for use in the Registration Statement or the Prospectus.

            (iv) The Company has an authorized capitalization as set forth in the Prospectus under the heading "Capitalization", and all of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable and conform in all material respects to the description of the capital stock of the Company contained in the Prospectus.

            (v) The Stock has been duly and validly authorized and is (or, in the case of the shares of the Stock to be issued and sold by one Company, will be, when issued and sold to the Underwriters as provided herein) duly and validly issued, fully paid and nonassessable and will conform to the description thereof in the Prospectus. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the transfer and sale of the Stock to be sold by the Selling Securityholder or the issuance and sale by the Company of the Stock as contemplated herein.

            (vi) The Stock to be sold by the Selling Securityholder is listed and duly admitted to trading on the Nasdaq National Market, and the Company has filed with The Nasdaq National Market a notification for listing of additional shares covering the Stock to be issued and sold by the Company.

            (vii) The Company has filed all reports required to be filed pursuant to the Exchange Act and has satisfied the conditions for the use of Form S-3, as set forth in the general instructions thereto, with respect to the Registration Statement.

            (viii) The Company and its subsidiaries have good title to all real property and valid title to all material personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under leases which are valid, existing and enforceable against the Company and its subsidiaries and, to the Company's and its subsidiaries' knowledge, the other parties thereto, with such exceptions as would not have a Material Adverse Effect.


            (ix) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements in, or omissions from, the Registration Statement or the Prospectus which were made in reliance upon and in conformity with information herein or otherwise furnished in writing to the Company by or on behalf of the Underwriters for the use in the Registration Statement or the Prospectus.

            (x) Other than as set forth in the Prospectus, the Company and its subsidiaries own or possess pursuant to license, sublicense, agreement or permission all patents, patent applications, trademarks, service marks, trade names, copyrights, trade secrets, confidential information, proprietary rights and processes (herein called Intellectual Property) that are necessary and material for the operation of the business of the Company and its subsidiaries as described in the Prospectus (herein called the Company Intellectual Property) and have taken all steps reasonably necessary to secure assignments of such Intellectual Property from their employees and contractors; to the knowledge of the Company, none of the Company Intellectual Property has been obtained or is being used by the Company or its subsidiaries in violation of any contractual or fiduciary obligation binding on the Company, its subsidiaries or any of their respective directors, executive officers, employees or consultants; and the Company and its subsidiaries have taken reasonable measures to prevent the unauthorized dissemination or publication of the Company Intellectual Property.

     To the Company's knowledge, except as disclosed in the Registration Statement or the Prospectus, neither the Company nor any of its subsidiaries has interfered with, infringed upon or misappropriated any Intellectual Property of third parties, and the Company and its subsidiaries have not received any charge, complaint, claim, demand or notice alleging any such infringement, misappropriation, or violation (including any claim that the Company or its subsidiaries must license or refrain from using any Intellectual Property of any third party) which if the subject of any unfavorable decision, ruling or finding would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

     To the Company's knowledge, except as disclosed in the Registration Statement or the Prospectus, there are no legal or governmental proceedings pending relating to the Company Intellectual Property other than the prosecution by the Company and its subsidiaries of their patent applications before the United States Patent Office and appropriate foreign government agencies, and, to the Company's knowledge, no proceedings are threatened or contemplated by governmental authorities or others relating to the Company Intellectual Property

            (xi) The execution and delivery by the Company of, and performance by the Company of its obligations under, this Agreement, including, without limitation, the issuance and sale by the Company of the Stock hereunder will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any subsidiary of the Company is bound or to which any of the property or assets of the Company or any subsidiary or the Company is subject, nor will such action result in any violation of the Certificate of Incorporation or By-laws of the Company, or any material order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no material consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Stock or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Securities Act of the Stock and such consents approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Stock by the Underwriters.

            (xii) The Company is not in violation of its Certificate of Incorporation or By-laws, and neither the Company nor any of its subsidiaries is in default in the performance or observance of any material

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obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound.

            (xiii) The statements set forth in the Registration Statement and the Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Stock, are accurate summaries in all material respects.

            (xiv) Other than as set forth in the Registration Statement and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries would reasonably be expected to have a Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

            (xv) The Company is not and, after giving effect to the offering and the sale of the Stock and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

            (xvi) To the Company's knowledge, PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company, are independent public accountants within the meaning of the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder.

      (b) The Selling Securityholder hereby represents and warrants as follows:

            (i) The Selling Securityholder has good and marketable title to all the shares of Stock to be sold by the Selling Securityholder hereunder, free and clear of all liens, encumbrances, equities, security interests and claims whatsoever, with full right and authority to deliver the same hereunder, subject, in the case of the Selling Securityholder, to the rights of , as Custodian (herein called the Custodian), and that upon the delivery of and payment for such shares of the Stock hereunder, the several Underwriters will receive good and marketable title thereto, free and clear of all liens, encumbrances, equities, security interests and claims whatsoever.

            (ii) Certificates in negotiable form for the shares of the Stock to be sold by the Selling Securityholder have been placed in custody under a Custody Agreement for delivery under this Agreement with the Custodian; the Selling Securityholder specifically agrees that the shares of the Stock represented by the certificates so held in custody for the Selling Securityholder are subject to the interests of the several Underwriters and the Company, that the arrangements made by the Selling Securityholder for such custody, including the Power of Attorney provided for in such Custody Agreement, are to that extent irrevocable, and that the obligations of the Selling Securityholder shall not be terminated by any act of the Selling Securityholder or by operation of law, whether by the death or incapacity of the Selling Securityholder or the occurrence of any other event; if any such death, incapacity or other such event should occur before the delivery of such shares of the Stock hereunder, certificates for such shares of the Stock shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death, incapacity or other event had not occurred, regardless of whether the Custodian shall have received notice of such death, incapacity or other event.

            (iii) The Selling Securityholder has reviewed the Registration Statement and Prospectus and, although the Selling Securityholder has not independently verified the accuracy or completeness of all the information contained therein, nothing has come to the attention of the Selling Securityholder that would lead the Selling Securityholder to believe that (A) on the Effective Date, the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; or
(B) on the Effective Date the Prospectus contained and, on the Closing Date, contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

3.    PURCHASE OF THE STOCK BY THE UNDERWRITERS.

      (a) On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell 4,975,000 shares of the Underwritten Stock to the several Underwriters, the Selling Securityholder agrees to sell to the several Underwriters the number of shares of the Underwritten Stock set forth in Schedule II opposite the name of the Selling Securityholder, and each of the

Underwriters agrees to purchase from the Company and the Selling Securityholder the respective aggregate number of shares of Underwritten Stock set forth opposite its name in Schedule I. The price at which such shares of Underwritten Stock shall be sold by the Company and the Selling Securityholder and purchased by the several Underwriters shall be $___ per share. The obligation of each Underwriter to the Company and the Selling Securityholder shall be to purchase from the Company and the Selling Securityholder that number of shares of the Underwritten Stock which represents the same proportion of the total number of shares of the Underwritten Stock to be sold by each of the Company and the Selling Securityholder pursuant to this Agreement as the number of shares of the Underwritten Stock set forth opposite the name of such Underwriter in Schedule I hereto represents of the total number of shares of the Underwritten Stock to be purchased by all Underwriters pursuant to this Agreement, as adjusted by you in such manner as you deem advisable to avoid fractional shares. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraphs (b) and (c) of this Section 3, the agreement of each Underwriter is to purchase only the respective number of shares of the Underwritten Stock specified in Schedule I.

      (b) If for any reason one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 or 9 hereof) to purchase and pay for the number of shares of the Stock agreed to be purchased by such Underwriter or Underwriters, the Company or the Selling Securityholder shall immediately give notice thereof to you, and the non-defaulting Underwriters shall have the right within 24 hours after the receipt by you of such notice to purchase, or procure one or more other Underwriters to purchase, in such proportions as may be agreed upon between you and such purchasing Underwriter or Underwriters and upon the terms herein set forth, all or any part of the shares of the Stock which such defaulting Underwriter or Underwriters agreed to purchase. If the non-defaulting Underwriters fail so to make such arrangements with respect to all such shares and portion, the number of shares of the Stock which each non-defaulting Underwriter is otherwise obligated to purchase under this Agreement shall be automatically increased on a pro rata basis to absorb the remaining shares and portion which the defaulting Underwriter or Underwriters agreed to purchase; provided, however, that the non-defaulting Underwriters shall not be obligated to purchase the shares and portion which the defaulting Underwriter or Underwriters agreed to purchase if the aggregate number of such shares of the Stock exceeds 10% of the total number of shares of the Stock which all Underwriters agreed to purchase hereunder. If the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed to purchase shall not be purchased or absorbed in accordance with the two preceding sentences, the Company and the Selling Securityholder shall have the right, within 24 hours next succeeding the 24-hour period above referred to, to make arrangements with other underwriters or purchasers reasonably satisfactory to you for purchase of such shares and portion on the terms herein set forth. In any such case, either you or the Company and the Selling Securityholder shall have the right to postpone the Closing Date determined as provided in Section 5 hereof for not more than seven business days after the date originally fixed as the Closing Date pursuant to said Section 5 in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made. If neither the non-defaulting Underwriters nor the Company and the Selling Securityholder shall make arrangements within the 24-hour periods stated above for the purchase of all the shares of the Stock which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company and the Selling Securityholder to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company and the Selling Securityholder. Nothing in this paragraph (b), and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

      (c) On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Company grants an option to the several Underwriters to purchase, severally and not jointly, up to 750,000 shares in the aggregate of the Option Stock from the Company at the same price per share as the Underwriters shall pay for the Underwritten Stock. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Stock by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the thirtieth day after the date of this Agreement upon written or telegraphic notice by you to the Company setting forth the aggregate number of shares of the Option Stock as to which the several Underwriters are exercising the option. Delivery of certificates for the shares of Option Stock, and payment therefor, shall be made as provided in Section 5 hereof. The number of shares of the Option Stock to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Stock to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Stock, as adjusted by you in such manner as you deem advisable to avoid fractional shares.

4.    OFFERING BY UNDERWRITERS.

      (a) The initial terms of the public offering by the Underwriters of the Stock to be purchased by them shall be as set forth in the Prospectus. The Underwriters may from time to time change the initial public offering price after the closing of the public offering and increase or decrease the concessions and discounts to dealers as they may determine.

      (b) The information set forth under the caption "Underwriting" in the Registration Statement, any Preliminary Prospectus and the Prospectus relating to the Stock filed by the Company (insofar as such information relates to the Underwriters) constitutes the only information furnished by the Underwriters to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, and the Prospectus, and you on behalf of the respective Underwriters represent and warrant to the Company that the statements made therein are correct.

5.    DELIVERY OF AND PAYMENT FOR THE STOCK.

      (a) Delivery of certificates for the shares of the Underwritten Stock and the Option Stock (if the option granted by Section 3(c) hereof shall have been exercised not later than 7:00 A.M., San Francisco time, on the date two business days preceding the Closing Date), and payment therefor, shall be made at the offices of Hale and Dorr LLP, 300 Park Avenue, New York, New York 10022, at 7:00 a.m., San Francisco time, on the [fourth] business day after the date of this Agreement, or at such time on such other day, not later than seven full business days after such [fourth] business day, as shall be agreed upon in writing by the Company, the Selling Securityholder and you. The date and hour of such delivery and payment (which may be postponed as provided in Section 3(b) hereof) are herein called the Closing Date.

      (b) If the option granted by Section 3(c) hereof shall be exercised after 7:00 a.m., San Francisco time, on the date two business days preceding the Closing Date, delivery of certificates for the shares of Option Stock, and payment therefor, shall be made at the offices of Hale and Dorr LLP, 300 Park Avenue, New York, New York 10022, at 7:00 a.m., San Francisco time, on the third business day after the exercise of such option or on such earlier day as you and the Company shall agree.

      (c) Payment for the Stock purchased from the Company shall be made to the Company or its order and payment for the Stock purchased from the Selling Securityholder shall be made to the Custodian, for the account of the Selling Securityholder, in each case by wire transfer of same day funds to the accounts specified by the Company and the Custodian, respectively, to J.P. Morgan Securities Inc. at least forty-eight hours in advance. Such payment shall be made upon delivery of certificates for the Stock to you for the respective accounts of the several Underwriters against receipt therefor signed by you. Certificates for the Stock to be delivered to you shall be registered in such name or names and shall be in such denominations as you may request at least one business day before the Closing Date, in the case of Underwritten Stock, and at least one business day prior to the purchase thereof, in the case of the Option Stock. Such certificates will be made available to the Underwriters for inspection, checking and packaging at the offices of Lewco Securities Corporation, 2 Broadway, New York, New York 10004 on the business day prior to the Closing Date or, in the case of the Option Stock, by 3:00 p.m., New York time, on the business day preceding the date of purchase.

     It is understood that you, individually and not on behalf of the Underwriters, may (but shall not be obligated to) make payment to the Company and the Selling Securityholder for shares to be purchased by any Underwriter whose funds shall not have been received by you on the Closing Date or any later date on which Option Stock is purchased for the account of such Underwriter.
Any such payment by you shall not relieve such Underwriter from any of its obligations hereunder.

6. FURTHER AGREEMENTS OF THE COMPANY AND THE SELLING SECURITYHOLDER. Each of the Company and the Selling Securityholder covenants and agrees as follows:

      (a) The Company will (i) prepare and timely file with the Commission under Rule 424(b) a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A and (ii) not file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy or to which you shall have reasonably objected in writing or which is not in compliance in all material respects with the Securities Act or the rules and regulations of the Commission.

      (b) The Company will promptly notify each Underwriter in the event of (i) the request by the Commission for amendment of the Registration Statement or for any supplement to the Prospectus or for any additional information, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, (iii) the institution or notice of intended institution of any action or proceeding for that purpose, (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Stock for sale in any jurisdiction, or (v) the receipt by it of notice of the initiation or threatening of any proceeding for such purpose. The Company and the Selling Securityholder will make every reasonable effort to prevent the issuance of such a stop order and, if such an order shall at any time be issued, to obtain the withdrawal thereof at the earliest possible moment.

      (c) The Company will (i) on or before the Closing Date, deliver to you a conformed copy of the Registration Statement as originally filed and of each amendment thereto filed prior to the time the Registration Statement becomes effective and, promptly upon the filing thereof, a conformed copy of each post-effective amendment, if any, to the Registration Statement (together with, in each case, all exhibits thereto unless previously furnished to you) and will also deliver to you, for distribution to the Underwriters, a sufficient number of additional conformed copies of each of the foregoing (but without exhibits) so that one copy of each may be distributed to each Underwriter, (ii) as promptly as possible deliver to you and send to the several Underwriters, at such office or offices as you may designate, as many copies of the Prospectus as you may reasonably request, and (iii) thereafter from time to time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, likewise send to the Underwriters as many additional copies of the Prospectus and as many copies of any supplement to the Prospectus and of any amended prospectus, filed by the Company with the Commission, as you may reasonably request for the purposes contemplated by the Securities Act provided that compliance with this Section 6(c) shall be at the expense of the Underwriters if such request is made more than 9 months after the date of this Agreement.

      (d) If at any time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer any event relating to or affecting the Company, or of which the Company shall be advised in writing by you, shall occur as a result of which it is necessary, in the opinion of counsel for the Company or of counsel for the Underwriters, to supplement or amend the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser of the Stock, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus so that the Prospectus as so supplemented or amended will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time such Prospectus is delivered to such purchaser, not misleading provided that any such amendment or supplement made more than 9 months after the date of this Agreement shall be at the expense of the Underwriters. If, after the public offering of the Stock by the Underwriters and during such period, the Underwriters shall propose to vary the terms of offering thereof by reason of changes in general market conditions or otherwise, you will advise the Company in writing of the proposed variation, and, if in the opinion either of counsel for the Company or of counsel for the Underwriters such proposed variation requires that the Prospectus be supplemented or amended, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus setting forth such variation. The Company authorizes the Underwriters and all dealers to whom any of the Stock may be sold by the several Underwriters to use the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Stock in accordance with the applicable provisions of the Securities Act and the applicable rules and regulations thereunder for such period.

      (e) Prior to the filing thereof with the Commission, the Company will submit to you, for your information, a copy of any post-effective amendment to the Registration Statement and any supplement to the Prospectus or any amended prospectus proposed to be filed.

      (f) The Company will cooperate, when and as requested by you, in the qualification of the Stock for offer and sale under the securities or blue sky laws of such jurisdictions as you may designate and, during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, in keeping such qualifications in good standing under said securities or blue sky laws; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will, from time to time, prepare and file such statements, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as you may reasonably request for distribution of the Stock.

      (g) During a period of five years commencing with the date hereof, the Company will furnish to you, and to each Underwriter who may so request in writing, copies of all periodic and special reports furnished to stockholders of the Company and of all information, documents and reports filed with the Commission.

      (h) Not later than the 45th day following the end of the fiscal quarter first occurring after the first anniversary of the Effective Date, the Company will make generally available to its security holders an earnings statement (which need not be audited) in accordance with Section 11(a) of the Securities Act and Rule 158 thereunder.

      (i) The Company and the Selling Securityholder jointly and severally agree to pay all costs and expenses incident to the performance of their obligations under this Agreement, including all costs and expenses incident to (i) the preparation, printing and filing with the Commission and the National Association of Securities Dealers, Inc. of the Registration Statement, any Preliminary Prospectus and the Prospectus, (ii) the furnishing to the Underwriters of copies of any Preliminary Prospectus and of the several documents required by paragraph (c) of this Section 6 to be so furnished, (iii) the printing of this Agreement and related documents delivered to the

Underwriters, (iv) the preparation, printing and filing of all supplements and amendments to the Prospectus referred to in paragraph (d) of this Section 6, (v) the furnishing to you and the Underwriters of the reports and information referred to in paragraph (g) of this Section 6 and (vi) the printing and issuance of stock certificates, including the transfer agent's fees. The Selling Securityholder will pay any transfer taxes incident to the transfer to the Underwriters of the shares the Stock being sold by the Selling Securityholder.

      (j) The Company and the Selling Securityholder jointly and severally agree to reimburse you, for the account of the several Underwriters, for blue sky fees and related disbursements (including counsel fees and disbursements and cost of printing memoranda for the Underwriters) paid by or for the account of the Underwriters or their counsel in qualifying the Stock under state securities or blue sky laws and in the review of the offering by the NASD.

      (k) The provisions of paragraphs (i) and (j) of this Section are intended to relieve the Underwriters from the payment of the expenses and costs which the Company and the Selling Securityholder hereby agree to pay and shall not affect any agreement which the Company and the Selling Securityholder may make, or may have made, for the sharing of any such expenses and costs.

      (l) The Company and the Selling Securityholder hereby agree that, without the prior written consent of J. P. Morgan Securities Inc. on behalf of the Underwriters, the Company or the Selling Securityholder, as the case may be, will not, for a period of 90 days after the date of the Prospectus, directly or indirectly, (i) sell, offer, contract to sell, make any short sale, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences or ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Stock to be sold to the Underwriters pursuant to this Agreement, (B) shares of Common Stock issued by the Company upon the exercise of options outstanding as of the date hereof and the award of new options under the stock option plans of the Company (the "Option Plans") or upon the exercise of warrants outstanding as of the date hereof, all as described in the Preliminary Prospectus, (C) options to purchase Common Stock granted by the Company under the Option Plans, or (D) the Company's issuance of shares of Common Stock in connection with the acquisition by the Company of another company or entity or any issuance by the Company of shares of Common Stock to any other party in connection with a joint development, distribution, supply or manufacturing arrangement, so long as in each case the terms of such issuance contractually prohibit the resale or other disposition of such shares of Common Stock through and including the date 90 days after the date of the Prospectus.

      (m) The Company is familiar with the Investment Company Act of 1940, as amended, and has in the past conducted its affairs, and will in the future conduct its affairs, in such a manner to ensure that the Company was not and will not be an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

      (n) The Company, during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder.

7.    INDEMNIFICATION AND CONTRIBUTION.

      (a) Subject to the provisions of paragraph (f) of this Section 7, the Company and the Selling Securityholder jointly and severally agree to indemnify and hold harmless each Underwriter and each person (including each partner or officer thereof) who controls any Underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, or the common law or otherwise, and the Company and the Selling Securityholder jointly and severally agree to reimburse each such Underwriter and controlling person for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that (1) the indemnity agreements of the Company and the Selling Securityholder contained in this paragraph (a) shall not apply to any such losses, claims, damages, liabilities or expenses if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of any Underwriter for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto, (2) the indemnity agreement contained in this paragraph (a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Stock which is the subject thereof (or to the benefit of any person controlling such Underwriter) if at or prior to the written confirmation of the sale of such Stock a copy of the Prospectus (or the Prospectus as amended or supplemented) was not sent or delivered to such person (excluding the documents incorporated therein by reference) and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) unless the failure is the result of noncompliance by the Company with paragraph (c) of Section 6 hereof, and (3) the Selling Securityholder shall only be liable under this paragraph with respect to (A) information pertaining to the Selling Securityholder furnished by or on behalf of the Selling Securityholder expressly for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto or (B) facts that would constitute a breach of any representation or warranty of the Selling Securityholder set forth in paragraphs
(i) and (ii) of Section 2(b) hereof. The indemnity agreements of the Company and the Selling Securityholder contained in this paragraph (a) and the representations and warranties of the Company and the Selling Securityholder contained in Section 2 hereof (other than the representation and warranty of the Selling Securityholder set forth in paragraph (iii) of Section 2(b) which shall not survive and shall merge with the delivery and payment of the Stock) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.

      (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its officers who signs the Registration Statement on his own behalf or pursuant to a power of attorney, each of its directors, each other Underwriter and each person (including each partner or officer thereof) who controls the Company or any such other Underwriter within the meaning of Section 15 of the Securities Act and the Selling Securityholder, from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, or the common law or otherwise and to reimburse each of them for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of such indemnifying Underwriter for use in the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto. The indemnity agreement of each Underwriter contained in this paragraph (b) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.

      (c) Each party indemnified under the provisions of paragraphs (a) and (b) of this Section 7 agrees that, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against, it in respect of which indemnity may be sought on account of any indemnity agreement contained in such paragraphs, it will promptly give written notice (herein called the Notice) of such service or notification to the party or parties from whom indemnification may be sought hereunder. No indemnification provided for in such paragraphs shall be available to any party who shall fail so to give the Notice if the party to whom such Notice was not given was unaware of the action, suit, investigation, inquiry or proceeding to which the Notice would have related and was prejudiced by the failure to give the Notice, but the omission so to notify such indemnifying party or parties of any such service or notification shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of such indemnity agreement. Any indemnifying party shall be entitled at its own expense to participate in the defense of any action, suit or proceeding against, or investigation or inquiry of, an indemnified party. Any indemnifying party shall be entitled, if it so elects within a reasonable time after receipt of the Notice by giving written notice (herein called the Notice of Defense) to the indemnified party, to assume (alone or in conjunction with any other indemnifying party or parties) the entire defense of such action, suit, investigation, inquiry or proceeding, in which event such defense shall be conducted, at the expense of the indemnifying party or parties, by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties; provided, however, that (i) if the indemnified party or parties reasonably determine that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then counsel for the indemnified party or parties shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties and (ii) in any event, the indemnified party or parties shall be entitled to have counsel chosen by such indemnified party or parties participate in, but not conduct, the defense. If, within a reasonable time after receipt of the Notice, an indemnifying party gives a Notice of Defense and the counsel chosen by the indemnifying party or parties is reasonably satisfactory to the indemnified party or parties, the indemnifying party or parties will not be liable under paragraphs (a) through (c) of this Section 7 for any legal or other expenses subsequently incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding, except that (A) the indemnifying party or parties shall bear the reasonable legal and other expenses incurred in connection with the conduct of the defense as referred to in clause (i) of the proviso to the preceding sentence and (B) the indemnifying party or parties shall bear such other expenses as it or they have authorized to be incurred by the indemnified party or parties. If, within a reasonable time after receipt of the Notice, no Notice of Defense has been given, the indemnifying party or parties shall be responsible for any reasonable legal or other expenses incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding. It is understood that the indemnifying party shall not in connection with any related proceedings in the same jurisdiction be liable for the fees and expenses of more than one (1) separate firm for all such indemnified parties.

      (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) of this Section 7, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in paragraph (a) or (b) of this Section 7 (i) in such proportion as is appropriate to reflect the relative benefits received by each indemnifying party from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnifying party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Securityholder on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Stock received by the Company and the Selling Securityholder and the total underwriting discount received by the Underwriters, as set forth in the table on the cover page of the Prospectus, bear to the aggregate public offering price of the Stock. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each indemnifying party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

     The parties agree that it would not be just and equitable if contributions pursuant to this paragraph (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities, or actions in respect thereof, referred to in the first sentence of this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation, preparing to defend or defending against any action or claim which is the subject of this paragraph (d). Notwithstanding the provisions of this paragraph
(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to the Stock purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this paragraph (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in paragraph (c) of this Section 7).

      (e) The indemnifying parties will not, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such indemnified party or any person who controls such indemnified party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of such indemnified party and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

      (f) The liability of the Selling Securityholder under the Selling Securityholder's indemnity and reimbursement agreements contained in the provisions of this Section 7 and Section 11 hereof shall be limited to an amount equal to the initial public offering price of the stock sold by the Selling Securityholder to the Underwriters, net of underwriting discounts and commissions as set forth in the Prospectus. The Company and the Selling Securityholder may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

8. TERMINATION. This Agreement may be terminated by you at any time prior to the Closing Date by giving written notice to the Company and the Selling Securityholder if after the date of this Agreement trading in the Common Stock shall have been suspended, or if there shall have occurred (i) the engagement in hostilities or an escalation of major hostilities by the United States or the declaration of war or a national emergency by the United States on or after the date hereof, (ii) any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, calamity, crisis or change in economic or political conditions in the financial markets of the United States would, in the Underwriters' reasonable judgment, make the offering or delivery of the Stock impracticable,
(iii) suspension of trading in securities generally on the New York Stock Exchange or The Nasdaq National Market, or limitations on prices (other than limitations on hours or numbers of days of trading) for securities on either such exchange or system, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of, or commencement of any proceeding or investigation by, any court, legislative body, agency or other governmental authority which in the Underwriters' reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the Underwriters' reasonable opinion has a material adverse effect on the securities markets in the United States. If this Agreement shall be terminated pursuant to this Section 8, there shall be no liability of the Company or the Selling Securityholder to the Underwriters and no liability of the Underwriters to the Company or the Selling Securityholder; provided, however, that in the event of any such termination the Company and the Selling Securityholder agree to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company and the Selling Securityholder under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of Section 6 hereof.

9. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters to purchase and pay for the Stock shall be subject to the performance by the Company and by the Selling Securityholder of all their respective obligations to be performed hereunder at or prior to the Closing Date or any later date on which Option Stock is to be purchased, as the case may be, and to the following further conditions:

      (a) The Registration Statement shall have become effective; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings therefor shall be pending or threatened by the Commission.

      (b) The legality and sufficiency of the sale of the Stock hereunder and the validity and form of the certificates representing the Stock, all corporate proceedings and other legal matters incident to the foregoing, and the form of the Registration Statement and of the Prospectus (except as to the financial statements contained therein), shall have been approved at or prior to the Closing Date by Hale and Dorr LLP, counsel for the Underwriters.

      (c) You shall have received from Goodwin Procter llp, counsel for the Company and the Selling Securityholder, an opinion, addressed to the Underwriters and dated the Closing Date, covering the matters set forth in Annex A hereto, and if Option Stock is purchased at any date after the Closing Date, an additional opinion from such counsel, addressed to the Underwriters and dated such later date, confirming that the statements expressed as of the Closing Date in such opinion remain valid as of such later date.

      (d) You shall be satisfied that (i) as of the Effective Date, the statements of material fact made in the Registration Statement and the Prospectus were true and correct and neither the Registration Statement nor the Prospectus omitted to state any material fact required to be stated therein or necessary in order to make the statements therein (and in the case of the Prospectus, in light of the circumstances under which they were made), respectively, not misleading, (ii) since the Effective Date, no event has occurred which should have been set forth in a supplement or amendment to the Prospectus which has not been set forth in such a supplement or amendment, (iii) since the respective dates as of which information is given in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and, since such dates, except in the ordinary course of business, neither the Company nor any of its subsidiaries has entered into any material transaction not referred to in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, (iv) neither the Company nor any of its subsidiaries has any material contingent obligations which are not disclosed in the Registration Statement and the Prospectus, (v) there are not any pending or known threatened legal proceedings to which the Company or any of its subsidiaries is a party or of which property of the Company or any of its subsidiaries is the subject which are material and which are not disclosed in the Registration Statement and the Prospectus, (vi) there are not any franchises, contracts, leases or other documents which are required to be filed as exhibits to the Registration Statement which have not been filed as required,
(vii) the representations and warranties of the Company herein are true and correct in all material respects as of the Closing Date or any later date on which Option Stock is to be purchased, as the case may be, and (viii) there has not been any material change in the market for securities in general or in political, financial or economic conditions from those reasonably foreseeable as to render it impracticable in your reasonable judgment to make a public offering of the Stock, or a material adverse change in market levels for securities in general (or those of companies in particular) or financial or economic conditions which render it inadvisable to proceed.

      (e) You shall have received on the Closing Date and on any later date on which Option Stock is purchased a certificate, dated the Closing Date or such later date, as the case may be, and signed by the President and the Chief Financial Officer of the Company, stating that the respective signers of said certificate have carefully examined the Registration Statement in the form in which it originally became effective and the Prospectus contained therein and any supplements or amendments thereto, and that the statements included in clauses (i) through (vii) of paragraph (d) of this Section 9 are true and correct.

      (f) You shall have received from PricewaterhouseCoopers LLP, a letter or letters, addressed to the Underwriters and dated the Closing Date and any later date on which Option Stock is purchased, confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder and based upon the procedures described in their letter delivered to you concurrently with the execution of this Agreement (herein called the Original Letter), but carried out to a date not more than three business days prior to the Closing Date or such later date on which Option Stock is purchased (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date or such later date, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of the Original Letter or to reflect the availability of more recent financial statements, data or information. The letters shall not disclose any change, or any development involving a prospective change, in or affecting the business or properties of the Company or any of its subsidiaries which, in your sole judgment, makes it impractical or inadvisable to proceed with the public offering of the Stock or the purchase of the Option Stock as contemplated by the Prospectus.

      (g) You shall have been furnished evidence in usual written or telegraphic form from the appropriate authorities of the several jurisdictions, or other evidence satisfactory to you, of the qualification referred to in paragraph (f) of Section 6 hereof.

      (h) On or prior to the Closing Date, you shall have received from all directors, executive officers, and stockholders listed in Schedule III hereto lock-up agreements substantially in the form of Annex B.

      (i) All the agreements, opinions, certificates and letters mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if Hale and Dorr LLP, counsel for the Underwriters, shall be satisfied that they comply in form and scope.

     In case any of the conditions specified in this Section 9 shall not be fulfilled, this Agreement may be terminated by you by giving notice to the Company and to the Selling Securityholder. Any such termination shall be without liability of the Company or the Selling Securityholder to the Underwriters and without liability of the Underwriters to the Company or the Selling Securityholder; provided, however, that (i) in the event of such termination, the Company and the Selling Securityholder agree to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company and the Selling Securityholder under this Agreement, including all costs and expenses referred to in paragraphs
(i) and (j) of Section 6 hereof, and (ii) if this Agreement is terminated by you because of any refusal, inability or failure on the part of the Company or the Selling Securityholder to perform any agreement herein, to fulfill any of the conditions herein, or to comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the transactions contemplated hereby.

10. CONDITIONS OF THE OBLIGATION OF THE COMPANY AND THE SELLING SECURITYHOLDER. The obligation of the Company and the Selling Securityholder to deliver the Stock shall be subject to the conditions that (a) the Registration Statement shall have become effective and (b) no stop order suspending the effectiveness thereof shall be in effect and no proceedings therefor shall be pending or threatened by the Commission.

     In case either of the conditions specified in this Section 10 shall not be fulfilled, this Agreement may be terminated by the Company and the Selling Securityholder by giving notice to you. Any such termination shall be without liability of the Company and the Selling Securityholder to the Underwriters and without liability of the Underwriters to the Company or the Selling Securityholder; provided, however, that in the event of any such termination the Company and the Selling Securityholder jointly and severally agree to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of Section 6 hereof.

11. REIMBURSEMENT OF CERTAIN EXPENSES. In addition to their other obligations under Section 7 of this Agreement (and subject, in the case of the Selling Securityholder, to the provisions of paragraph (f) of Section 7), the Company and the Selling Securityholder hereby jointly and severally agree to reimburse on a quarterly basis the Underwriters for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in paragraph (a) of Section 7 of this Agreement, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 11 and the possibility that such payments might later be held to be improper; provided, however, that (i) to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them and (ii) such persons shall provide to the Company, upon request, reasonable assurances of their ability to effect any refund, when and if due.

12. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of the Company, the Selling Securityholder and the several Underwriters and, with respect to the provisions of Section 7 hereof, the several parties (in addition to the Company, the Selling Securityholder and the several Underwriters) indemnified under the provisions of said Section 7, and their respective personal representatives, successors and assigns. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Stock from any of the several Underwriters.

13. NOTICES. Except as otherwise provided herein, all communications hereunder shall be in writing or by telegraph and, if to the Underwriters, shall be mailed, telecopied, telegraphed or delivered to J. P. Morgan Securities Inc., One Bush Street, San Francisco, California 94104; and if to the Company, shall be mailed, telegraphed or delivered to it at its office, 968 Albany-Shaker Road, Latham, New York 12110, Attention: Ana-Maria Galeano, Esq. and if to the Selling Securityholder, shall be mailed, telegraphed or delivered to the Selling Securityholder in care of ___________ at ___________. All notices given by telegraph shall be promptly confirmed by letter.

14. MISCELLANEOUS. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of
(a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or the Selling Securityholder or their respective directors or officers, and (c) delivery and payment for the Stock under this Agreement; provided, however, that if this Agreement is terminated prior to the Closing Date, the provisions of paragraph (l) of Section 6 hereof shall be of no further force or effect.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     Please sign and return to the Company and to the Selling Securityholder in care of the Company the enclosed duplicates of this letter, whereupon this letter will become a binding agreement among the Company, the Selling Securityholder and the several Underwriters in accordance with its terms.

                                Very truly yours,

                                PLUG POWER INC.

                                By  _________________________________________
                                    [Name]
                                    [Title]

                                SELLING SECURITYHOLDER:

                                ____________________________________________
                                Gregory A. Silvestri



The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

J. P. MORGAN SECURITIES INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
SALOMON SMITH BARNEY INC.
FAC/EQUITIES, A DIVISION OF FIRST ALBANY CORPORATION
MCDONALD INVESTMENTS INC.
By J. P. Morgan Securities Inc.


By   __________________________

Managing Director

Acting on behalf of the several Underwriters, including themselves, named in Schedule I hereto.

                                   SCHEDULE I

                                  UNDERWRITERS



                                                                                               NUMBER OF
                                                                                                SHARES
                                                                                                 TO BE
UNDERWRITERS                                                                                   PURCHASED
------------                                                                                 -------------


J. P. MORGAN SECURITIES INC.................................................................
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED..........................................
SALOMON SMITH BARNEY INC....................................................................
FAC/EQUITIES, A DIVISION OF FIRST ALBANY CORPORATION........................................
MCDONALD INVESTMENTS INC....................................................................
                                                                                                  ---------
   Total....................................................................................      5,000,000
                                                                                                  =========

                                  SCHEDULE II

                             SELLING SECURITYHOLDER

Number of Shares to be Sold                 Name and Address of Selling Securityholder
       25,000                               Gregory A. Silvestri,
                                            c/o Plug Power Inc.
                                            968 Albany-Shaker Road
                                            Latham, New York  12110

                                  SCHEDULE III

                   STOCKHOLDERS SUBJECT TO LOCK-UP AGREEMENTS

                                    ANNEX A

          MATTERS TO BE COVERED IN THE OPINION OF GOODWIN PROCTER LLP

              COUNSEL FOR THE COMPANY AND THE SELLING STOCKHOLDER

      (i) The Company has been duly incorporated and exists as a corporation in good standing under the laws of the State of Delaware, with corporate power to conduct its business as described in the Prospectus;

      (ii) The Company has an authorized capitalization as set forth in the Prospectus; all of the issued shares of capital stock of the Company (including the Stock being sold by the Selling Securityholder) have been duly and validly authorized and are validly issued, fully paid and nonassessable; the shares of Stock to be issued and sold by the Company have been duly and validly authorized and, when issued and delivered in accordance with this Agreement, will be validly issued, fully paid and nonassessable; and the Stock conforms in all material respects to the description of the Stock contained in the Registration Statement and the Prospectus;

      (iii) The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of the State of New York;

      (iv) To the best of such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

      (v) This Agreement has been duly authorized, executed and delivered by the Company;

      (vi) The issue and sale of the Stock being delivered at the Closing Date (and any later date on which Option Stock is to be purchased) by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed as an exhibit to the Registration Statement or the documents incorporated by reference therein or identified by counsel to the Underwriters and specified on a schedule to such opinion, nor will such action result in any violation of (A) the provisions of the Certificate of Incorporation or By-laws of the Company, (B) any statute or (C) any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company, its subsidiaries or any of their respective properties;

      (vii) The Selling Securityholder has good and marketable title to the shares of Stock sold by the Selling Securityholder under the Underwriting Agreement, free and clear of all liens, encumbrances, equities, security interests and claims, has been transferred to the Underwriters who have severally purchased such shares of Stock under the Underwriting Agreement, assuming for the purpose of this opinion that the Underwriters purchased the same in good faith without notice of any adverse claims;

      (viii) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Stock or the consummation by the Company or the Selling Stockholder of the transactions contemplated by this Agreement, except the registration under the Securities Act of the Stock, and such consents, approvals, authorizations, registrations or qualifications as may be required by the National Association of Securities Dealers, Inc. or under state securities or Blue Sky laws in connection with the purchase and distribution of the Stock by the Underwriters;

      (ix) The statements set forth in the Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Stock and to describe the provisions of the laws and documents referred to therein, are accurate summaries in all material respects;

      (x) The Company is not an "investment company", as such term is defined in the Investment Company Act; and

      (xi) The documents incorporated by reference in the Prospectus (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they were filed with the Commission, appear on their face to be appropriately responsive to the requirements of the Exchange Act and the rules and regulations thereunder. Each of the Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to such Closing Date and any later date on which Option Stock is to be purchased (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) appears on its face to be appropriately responsive to the requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder and such counsel does not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required.

     Such counsel shall also state that, although they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except for those referred to in the opinion in paragraphs (ii) and (ix) of this Annex; such counsel have participated in the preparation of the Registration Statement and Prospectus and have participated in discussions with the Representatives, counsel for the Underwriters, and representatives of the Company and its accountants, and that on the basis of the information gained in the course of the performance of the services referred to above, considered in the light of such counsel's understanding of the applicable law and the experience such counsel has gained through their practice under the Securities Act and the Exchange Act, nothing that came to such counsel's attention in the course of such review has caused them to believe that the Registration Statement or any further amendment thereto made by the Company prior to such Closing Date and any later date on which Option Stock is to be purchased contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Closing Date and any later date on which Option Stock is to be purchased contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or that, as of such Closing Date and any later date on which Option Stock is to be purchased, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to such Closing Date and any later date on which Option Stock is to be purchased contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

     In rendering such opinion, Goodwin Procter LLP may state that (i) they express no opinion as to laws other than the internal laws of The Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware, and the federal laws of the United States of America, (ii) that the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such that such counsel shall not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus except for those referred to in the opinion in paragraphs (ii) and (ix) of this Annex, and (iii) that they make no statement as to the financial statements, other financial and statistical data and related schedules contained or incorporated by reference in the Registration Statement or the Prospectus.